UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2011

GREATMAT TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-53481	68-0681042
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

Room 2102-03, 12/F, Kingsfield Centre
18-20 Shell Street, North Point, Hong Kong

(Address of principal executive offices)

852-2891-2111
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2011, Chris Yun Sang SO resigned from his position as Chief Financial Officer of the Company.  Mr. So remains the Chief Executive Officer, President and a director of the Company.  Mr. So’s resignation as Chief Financial Officer was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On January 27, 2011, our Board of Directors appointed Mr. Simon Chi Keung FUNG as our Chief Financial Officer, effective immediately.

Simon Chi Keung FUNG, age 47, has more than 20 years of accounting experience, including experience in management and operations, auditing, internal control maintenance, budgeting and tax planning.  From 1994 through the present, Mr. Fung has operated Fung Chi Keung & Company, Certified Public Accountants, an accounting firm in Hong Kong of which he is the sole proprietor. Mr. Fung is a practicing Certified Public Accountant in Hong Kong as well as an associate member of the Chartered Association of Certified Public Accountants of England & Wales and a fellow member of the Chartered Association of Certified Public Accountants in the United Kingdom.  Mr. Fung holds a law degree from the University of London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greatmat Technology Corporation

	By:	/s/ Chris Yun Sang So
Chris Yun Sang So
Date: January 31, 2011		Chief Executive Officer